Exhibit 10.10

FRAM HOLDINGS, INC.
SECOND AMENDED AND RESTATED

2006 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
 RESTRICTED STOCK AGREEMENT

Fram Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its Second Amended and Restated 2006 Incentive Compensation Plan (as amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), the right to purchase the number of shares of the Company’s Series E Common Stock, par value $.000001 per share, set forth below (the “Restricted Shares”) at the purchase price set forth below.  This restricted stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit “A” (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference.  In addition, as a condition to the issuance of the Restricted Shares, if Participant is not already a party to such agreements, Participant must become a party to (a) the Third Amended and Restated Stockholders’ Agreement, dated as of February 17, 2009, by and among the Company and the stockholders of the Company (as amended from time to time, the “Stockholders’ Agreement”), attached hereto as Exhibit “C,” (b) the Voting Trust Agreement, dated as of April 10, 2007, by and among the Company and the Stockholders and Trustees identified therein (as amended from time to time, the “Series E Voting Trust Agreement”), attached hereto as Exhibit “D,” and (c) the Amended and Restated Rollover Holders Agreement dated as of January 1, 2009 by and among the Rollover Holders party thereto, the individuals who become parties thereto by joinder pursuant to Section 5 thereof and the individuals who became parties to the Rollover Holders Agreement dated as of January 1, 2006 by joinder (as amended, the “Rollover Holders Agreement”), attached hereto as Exhibit “H”.  The Stockholders’ Agreement contains certain Transfer restrictions, drag-along rights and share redemption and repurchase provisions applicable to the Restricted Shares.  Pursuant to the Series E Voting Trust Agreement, the Participant will deposit all of his or her Restricted Shares into a voting trust and, although the Restricted Shares are not entitled to vote, except as required by law, and do not have the right to consent to any amendment or waiver of the Stockholders’ Agreement, the voting trustees thereunder will be able to vote all of the Restricted Shares on the limited matters (if any) on which the Participant may be entitled to vote or consent.  Attached hereto as Exhibit “E” is a summary of certain of the terms and conditions applicable to the Restricted Shares, including the restrictions, rights and provisions applicable to the Restricted Shares under the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice and the Restricted Stock Agreement.

Participant:	[___________]
Grant Date:	April 30, 2014
Purchase Price per Share:	$.000001
Total Number of Restricted Shares:	[______] shares

Vesting Schedule:

As of the Grant Date, 100% of the Restricted Shares shall be subject to the Restrictions (as defined in the Restricted Stock Agreement). Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Restrictions shall lapse as to:

(i)                                  One-third (33 1/3%) of the Restricted Shares on the first anniversary of the Grant Date,

(ii)                              One-third (33 1/3%) of the Restricted Shares on the second anniversary of the Grant Date, and

(iii)                          One-third (33 1/3%) of the Restricted Shares on the third anniversary of the Grant Date.

In no event, however, shall the Restrictions lapse as to any additional Restricted Shares following Participant’s Termination of Employment; provided, however, that the Restrictions as to one-third of the Restricted Shares shall lapse immediately upon a Participant’s Termination of Employment due to Participant’s death.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement, this Grant Notice, the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement.  Participant has reviewed the Plan, the Restricted Stock Agreement, this Grant Notice, the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Restricted Stock Agreement, this Grant Notice, the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Restricted Stock Agreement or the Grant Notice.  If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit “G”.

FRAM HOLDINGS, INC.:		PARTICIPANT:

By:		By:
Print Name:			[_____________]
Title:
Address:	1717 Main Street, Suite 900 Dallas, Texas 75201

2

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the Grant Date (the “Grant Date”) set forth in the Restricted Stock Award Grant Notice (the “Grant Notice”), is made by and between Fram Holdings, Inc., a Delaware corporation (the “Company”), and Participant:

WHEREAS, the Company wishes to carry out the Plan (as defined below) (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, the Administrator of the Plan has determined that it would be to the advantage and best interest of the Company to issue the Restricted Shares provided for herein to Participant as an inducement to enter into or remain in the service of the Company, ORIX USA, LP, a Delaware limited partnership (“ORIX LP”), or the Company’s Subsidiaries and as an incentive for increased efforts during such service, and other good and valuable consideration provided for herein, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Shares; and

WHEREAS, as a condition to the purchase of the Restricted Shares, Participant has agreed to enter into (a) this Agreement, (b) that certain Third Amended and Restated Stockholders’ Agreement, dated as of February 17, 2009, by and among the Company and certain stockholders of the Company (as amended from time to time, the “Stockholders’ Agreement”), (c) that certain Voting Trust Agreement, dated as of April 10, 2007, by and among the Company and the Stockholders and Trustees identified therein (as amended from time to time, the “Series E Voting Trust Agreement”) and (d) that certain Amended and Restated Rollover Holders Agreement dated as of January 1, 2009 by and among the Rollover Holders party thereto, the individuals who become parties thereto by joinder pursuant to Section 5 thereof and the individuals who became parties to the Rollover Holders Agreement dated as of January 1, 2006 by joinder (as amended, the “Rollover Holders Agreement”), each of which sets forth the rights and obligations of the parties thereto with respect to the Restricted Shares to be issued hereunder.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary.  The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.  All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan and the Grant Notice.

Section 1.1                       “Administrator” shall mean the Committee, except that, if the Board elects to exercise any rights or duties of the Committee, the term “Administrator” shall mean the Board as to those rights or duties exercised by the Board.

Section 1.2                       “Affiliate” shall mean, with respect to a specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

Section 1.3                       “AMEX” shall mean the American Stock Exchange.

Section 1.4                       “Board” shall mean the Board of Directors of the Company.

Section 1.5                       “Capital Stock” shall mean:  (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

Section 1.6                       “Change in Control” shall mean any of the following:

(a)                               the sale of all or substantially all of the assets of the Company and its Subsidiaries to another Person (other than to an Affiliate of ORIX USA Corporation) in any single transaction or series of related transactions;

(b)                              any merger, consolidation or business combination of the Company or an ORIX USA Subsidiary into or with another corporation or entity (other than an Affiliate of ORIX USA) in which holders of the voting securities of the Company or such ORIX USA Subsidiary immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, securities or other equity interests in the surviving entity in such transaction possessing less than a majority of the outstanding voting power of the surviving entity;

(c)                               any other transaction, including the sale by the Company or an ORIX USA Subsidiary of new shares of its capital stock or new equity interests or a transfer of existing shares of capital stock or existing equity interests of the Company or such ORIX USA Subsidiary, the result of which is that a third party not an Affiliate of ORIX USA Corporation (or “group” of third parties not an Affiliate of ORIX USA Corporation) directly or indirectly acquires or holds securities or other equity interests of the Company or such ORIX USA Subsidiary representing a majority of the Company’s or such ORIX USA Subsidiary’s outstanding voting power; or

(d)                             stockholder approval of the liquidation, dissolution or winding up of the Company.

Without limiting any other rights or powers of the Administrator, the Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of occurrence of such Change in Control and any incidental matters relating thereto.

Section 1.7                       “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.8                       “Committee” shall mean the Compensation Committee of the Board.

Section 1.9                       “Company” shall mean Fram Holdings, Inc., a Delaware corporation.

Section 1.10               “Encumbrance” shall mean a security interest, lien, charge, claim, community or other marital property interest, pledge, alienation, mortgage, option, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or any other restriction on use, voting (including any proxy), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership.

Section 1.11               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

Section 1.12               “Nasdaq” shall mean, as applicable, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

Section 1.13               “NYSE” shall mean the New York Stock Exchange.

Section 1.14               “ORIX USA Subsidiary” shall mean any of the intermediate Subsidiaries between ORIX USA Corporation and the Company, in each case, that directly or indirectly holds shares of any class or series of common stock of the Company.

Section 1.15               “Person” shall mean and includes an individual, a general or limited partnership, a limited liability company, a joint venture, a corporation (including, without limitation, any nonprofit corporation), an estate, a trust, an unincorporated organization, an association, a government or any department or agency thereof or any entity similar to any of the foregoing.

Section 1.16               “Plan” shall mean the Fram Holdings, Inc. Second Amended and Restated 2006 Incentive Compensation Plan, as amended from time to time.

Section 1.17               “Restricted Shares” shall be as defined in the Restricted Stock Award Grant Notice to which this Agreement is an exhibit.

Section 1.18               “Restrictions” shall mean the Forfeiture Restriction and the restrictions on sale or other transfer of the Restricted Shares and other restrictions as set forth in Sections 3.4 and 3.5.  Any restrictions applicable to the Series E Common Stock under the Stockholders’

Agreement or the Company’s certificate of incorporation shall not be deemed to be “Restrictions” hereunder.

Section 1.19               “Secretary” shall mean the Secretary of the Company.

Section 1.20               “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

Section 1.21               “Series E Common Stock” shall mean Series E Common Stock, par value $.000001 per share, of the Company.

Section 1.22               “Subsidiary” shall mean, with respect to any specified Person:  (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Section 1.23               “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company, ORIX LP or any of the Company’s Subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company, ORIX LP (when it is anticipated that the Participant’s services as an employee of ORIX LP will be provided primarily to the Company or any of its Subsidiaries) or any of the Company’s Subsidiaries. Notwithstanding the foregoing, a “Termination of Employment” shall be deemed to have occurred on the date on which the Participant gives or is given notice of termination, even if the Participant is entitled to gardening leave or the Participant’s last day in the office or last day on payroll occurs on a later date.  The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, all questions regarding the nature and reasons for a Termination of Employment, and all questions of whether particular leaves of absence constitute a Termination of Employment.

Section 1.24               “Transfer” shall mean a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

ARTICLE II.

ISSUANCE OF RESTRICTED STOCK

Section 2.1     - Issuance of Restricted Stock; Book Entry Form.

In consideration of the recitals, Participant’s agreement to remain in the employ of the Company, ORIX LP or the Company’s Subsidiaries, and for other good and valuable consideration, effective as of the Grant Date, the Company agrees to and does hereby issue to Participant the number of shares of Series E Common Stock set forth in the Grant Notice upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.  The Restricted Shares will be issued in uncertificated form, with the Restricted Shares recorded in Participant’s name (or the name of any relevant Qualified Living Trust, as defined in the Stockholders’ Agreement) in the books and records of the Company (or its transfer agent).  Participant hereby waives any right to request from the Company a certificate representing his or her Restricted Shares registered in certificate form.

Section 2.2     - Purchase Price.

The purchase price of the Restricted Shares shall be as set forth in the Grant Notice without commission or other charge, now due and payable by Participant in cash or by check, receipt of which is acknowledged.

Section 2.3     - Stockholders’ Agreement; Series E Voting Trust Agreement; Rollover Holders Agreement.

The Restricted Shares to be issued hereunder shall be subject to the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement.  As a condition to the issuance of the Restricted Shares, if the Participant has not done so already, Participant shall execute, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the Joinder to Stockholders’ Agreement, Series E Voting Trust Agreement and Rollover Holders Agreement attached as Exhibit “F” to the Grant Notice.  Notwithstanding anything to the contrary in this Agreement, following the lapse of the Restrictions, the Restricted Shares will remain subject to the terms of the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement.  Such terms include, without limitation, certain Transfer restrictions, drag-along rights and share redemption and repurchase provisions, which are summarized in Exhibit “E” attached hereto.

Section 2.4     - Adjustments in Restricted Shares.

The Administrator may adjust the Restricted Shares and make other adjustments to the terms and conditions of this Agreement in accordance with the provisions of Section 7.1 of the Plan.

Section 2.5     - Participant’s Representations and Warranties.

In connection with the acquisition of the Restricted Shares, Participant represents and warrants to the Company and agrees and acknowledges that:

(a)                               Participant is acquiring the Restricted Shares for his or her own account, for investment purposes only and not with a present view toward the distribution thereof or with any present intention of distributing or reselling any such Restricted Shares in violation of the Securities Act or any state securities laws and that, irrespective of any other provisions of this Agreement or the Stockholders’ Agreement, any Transfer of the Restricted Shares by Participant shall be made only in compliance with all applicable federal and state securities laws, including, without limitation, the Securities Act.

(b)                              The Restricted Shares are not registered under the Securities Act or qualified under the securities laws of any other jurisdiction and must be held by Participant until the Restricted Shares are registered under the Securities Act and qualified under such laws or an exemption from such registration and qualification is available.  The Company shall have no obligation to take any action that may be necessary to make available any exemption from registration or qualification under the Securities Act or the securities laws of any other jurisdiction.

(c)                               Participant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares.  Participant has had full access to such information and materials concerning the Company as Participant has requested.  The Company has answered all inquiries that Participant has made to the Company relating to the Company or the sale of the Restricted Shares.  Participant has carefully reviewed and understands the risks of and other considerations relating to an investment in the Restricted Shares.

(d)                             Participant has such knowledge and experience in financial and business matters such that Participant is capable of evaluating the merits and risks of investment in the Restricted Shares and of making an informed investment decision with respect thereto or has consulted with advisors who possess such knowledge and experience.

(e)                               Participant is able to bear the economic risk of his or her investment in the Restricted Shares for an indefinite period of time.

(f)                                Participant is an “accredited investor” as that term is defined under Regulation D of the Securities Act.

ARTICLE III.

RESTRICTIONS

Section 3.1     -             Forfeiture Restriction.

Subject to the provisions of Section 3.2, if Participant has a Termination of Employment for any or no reason, all of the Unreleased Shares (as defined in Section 3.3) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”) or any further consent of the Participant.  Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant.  Participant acknowledges, consents to and agrees to raise no objection to such forfeiture, with or without any prior notice from the Company, and authorizes the Company to update its books and records at any time and from time to time to reflect the resulting change in the number of Restricted Shares held by Participant pursuant to the terms and conditions of Section 7.1 of the Plan or this Section 3.1 or Section 5.6(b) of this Agreement.

Section 3.2     -             Release of Shares from Restrictions.

(a)                               Subject to the terms and conditions of the Plan, the Restricted Shares shall be released from the Restrictions as indicated in the Grant Notice; provided however, that if on any scheduled date of release or vesting date, the Participant is “on probation” or is otherwise not in good standing with the Company, ORIX LP or any of the Company’s Subsidiaries, as evidenced by the Participant’s personnel files, the Restricted Shares shall not vest, or be released from the Restrictions, unless and until the Participant satisfies his or her conditions of probation or the Participant’s status returns to satisfactory.

(b)                              Notwithstanding anything to the contrary in this Agreement, including, without limitation, Section 3.2(a), following the lapse of the Restrictions, the Restricted Shares will remain subject to the terms of the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement.  Such terms include, without limitation, the Transfer restrictions, drag-along rights and share redemption and repurchase provisions set forth therein, which are summarized in Exhibit “E” attached hereto.

Section 3.3     -             Unreleased Shares.

Any of the Restricted Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”  Unreleased Shares shall deemed to be “Unvested Incentive Shares” (as defined in the Stockholders’ Agreement) for all purposes under the Stockholders’ Agreement.

Section 3.4     -             Restrictions on Transfer.

Unless otherwise permitted by the Administrator pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to Transfer, whether voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted Transfer thereof shall be null and void and of no effect.  Notwithstanding anything to the contrary in the Stockholders’ Agreement, Participant hereby waives any right to Transfer or sell any Unreleased Shares under Section 4.4 of the Stockholders’ Agreement.

Section 3.5     - Restrictions on Distributions, etc.

In the event of any dividend or other distribution (including extraordinary cash dividends, and whether in the form of Series E Common Stock, other securities, or other property),

recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-off, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Series E Common Stock or other securities of the Company, or issuance of warrants or other rights to purchase Series E Common Stock or other securities of the Company, or other similar transaction or event, then any new or additional or different shares or securities or property (including cash) which is paid, issued, exchanged or distributed in respect of Restricted Shares then subject to Restrictions shall be considered to be Restricted Shares and shall be subject to all of the Restrictions, unless the Administrator shall, in its sole discretion, otherwise provide.  The Administrator may require any new or additional or different shares or securities or property (including cash) considered to be Restricted Shares pursuant to this Section 3.5 to be deposited with the Secretary, or any other person designated by the Company as escrow agent, as Participant’s attorney-in-fact to sell, assign and transfer unto the Company, such new or additional or different shares or securities or property (including cash) that is considered to be Restricted Shares pursuant to this Section 3.5, if any, forfeited pursuant to Section 3.1 or deemed to be tendered to the Company pursuant to Section 5.6(b).  Notwithstanding the foregoing, nothing herein shall limit the ability of the Administrator to adjust Restricted Shares or make other adjustments to the terms and conditions of this Agreement in accordance with the provisions of Section 7.1 of the Plan.

Section 3.6     -             Notice of Restrictions.

In accordance with Sections 151(f) and 202(a) of the General Corporation Law of the State of Delaware, as amended, the Participant is hereby notified that:

THE SECURITIES GOVERNED BY THIS AGREEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND FORFEITURE RESTRICTIONS AS SET FORTH IN THIS AGREEMENT.  SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SECURITIES GOVERNED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION OR AN EXEMPTION THEREFROM.

THE SECURITIES GOVERNED BY THIS AGREEMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REDEMPTIONS OF THE SECURITIES AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT.  SUCH TRANSFER RESTRICTIONS AND OTHER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

THE SECURITIES GOVERNED BY THIS AGREEMENT ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE SERIES E VOTING TRUST AGREEMENT.

The Company shall furnish without charge to Participant, if he or she so requests, a statement of the powers, designations, preferences and relative, participating, options or other special rights of the Series E Common Stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE IV.

PARTICIPATION IN INITIAL PUBLIC OFFERING

If, prior to a Change in Control, both the Company’s Series A Common Stock and Series C Common Stock (or the series or class of common stock into which they may be converted) become publicly traded on the NYSE, Nasdaq or AMEX as a result of an underwritten initial public offering of such shares pursuant to the Securities Act, Participant shall be given the opportunity to participate in such offering on terms and conditions determined by the Board, in its sole discretion.

ARTICLE V.

MISCELLANEOUS

Section 5.1     - Administration.

The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Shares.

Section 5.2     - Conditions to Issuance of Stock.

The Restricted Shares may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Restricted Shares or other stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)                               The completion of any registration or other qualification of such shares under any state, federal or foreign law, or under rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable, or the receipt of such further representations as to the Participant’s investment intent (including, without limitation, any investment representation letter that may be required from the Participant pursuant to Section 5.12 of the Plan) or completion of other actions necessary to perfect exemptions from such registration or qualification requirements as the Administrator may, in its sole discretion, deem necessary or advisable;

(b)                              The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(c)                               The execution of such documentation, if any, by the Participant or the Participant’s spouse, if applicable, as the Administrator may deem necessary or advisable to evidence the agreement of the Participant or the Participant’s spouse, as applicable, to be bound by the terms of the Stockholders’ Agreement, the Series E Voting Trust Agreement and the Rollover Holders Agreement;

(d)                             The lapse of such reasonable period of time (as may be established by the Administrator from time to time for reasons of administrative convenience) following execution of the Agreement and such other documentation as the Administrator may require consistent with the terms of the Plan (including, without limitation, any investment representation letter required from the Participant pursuant to Section 5.12 of the Plan);

(e)                               The receipt by the Company of full payment for such shares (which may be in the form of past services or other lawful consideration), including payment of any applicable withholding tax in accordance with Section 5.6 below; and

(f)                                The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if any.

Section 5.3     - Rights as Stockholder.

Except as otherwise provided herein (including, without limitation, in Section 3.5) and subject to the Stockholders’ Agreement, upon the issuance of the Restricted Shares to Participant, Participant shall have all the rights of a holder of Series E Common Stock provided in the Company’s certificate of incorporation, including the right to receive all dividends or other distributions paid or made with respect to the Series E Common Stock, but subject to the terms and conditions of the Stockholders’ Agreement, the Series E Voting Trust Agreement, the Rollover Holders Agreement and any other provisions governing the Series E Common Stock.

Section 5.4     -  Section 83(b) Election.

Participant shall be permitted, if he or she chooses, to make an election under Code Section 83(b) to be taxed with respect to the Restricted Shares as of the date of issuance of the Restricted Shares rather than as of the date on which Participant would otherwise be taxed under Code Section 83(a).

If Participant makes an election under Code Section 83(b), Participant shall deliver a copy of such election to the Company, and shall pay to the Company in cash the full amount of all federal and state withholding or other employment taxes applicable to the taxable income and wages of Participant resulting from such election, immediately after filing such election.

Participant acknowledges that it is Participant’s responsibility to consult with his or her personal tax advisor as to whether or not to make such an election.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY AN ELECTION UNDER CODE SECTION 83(B).  PARTICIPANT FURTHER ACKNOWLEDGES THAT PARTICIPANT AND HIS OR HER PERSONAL TAX ADVISOR, AND NOT THE COMPANY, ARE RESPONSIBLE FOR ASSURING THAT ANY SUCH ELECTION COMPLIES WITH THE REQUIREMENTS OF CODE SECTION 83(B).

Section 5.5     - No Representations.

No representation is being made by the Company, ORIX LP or any of the Company’s Subsidiaries, or any Affiliate of the Company, ORIX LP or any of the Company’s Subsidiaries, regarding the present or future value of the Restricted Shares, and no person has been authorized by the Company, ORIX LP or any of the Company’s Subsidiaries, or any Affiliate of the Company, ORIX LP or any of the Company’s Subsidiaries, to make any representation regarding the present or future value of the Restricted Shares.

Section 5.6     - Tax Withholding.

(a)                               The Company shall be entitled to require payment of any sums required by federal, state, local or foreign tax law to be withheld with respect to the issuance of the Restricted Shares or the lapse of the Restrictions with respect to the Restricted Shares, or any other taxable event related thereto.  The Company may require such payment to be made by the deduction of such amount from other compensation payable to Participant, such as cash incentive bonus payments, or, in the Company’s discretion, the Company may require Participant to make all or any portion of such payment in one or more of the other forms specified below:

(i)                                                                                  by cash or check made payable to the Company;

(ii)                                                                              by tendering Restricted Shares which are not subject to the Restrictions and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or

(iii)                                                                          in any combination of the foregoing.

(b)                              In the event Participant fails to provide timely payment of all sums required by the Company pursuant to Section 5.6(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Participant to provide all or any portion of such required payment by means of tendering Restricted Shares in accordance with Section 5.6(a)(ii) above.

Section 5.7     - Notices.

Any notice or communication to be given by Participant under the terms of this Agreement shall be addressed to the Secretary or his or her office.  Any notice to be given to Participant shall be addressed to him or her at the address specified for Participant in the Company’s records.  Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section.  Any notice shall be deemed duly given upon personal delivery or when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.8     - Not a Contract of Employment.

Nothing in this Agreement, the Grant Notice, the Plan or the Stockholders’ Agreement shall confer upon Participant any right to continue in the employ or service of the Company, ORIX LP or any of the Company’s Subsidiaries, or shall interfere with or restrict in any way the rights of the Company, ORIX LP or any of the Company’s Subsidiaries, which rights are hereby expressly reserved, to discharge Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Participant and the Company, ORIX LP or any of the Company’s Subsidiaries.

Section 5.9     - Further Instruments.

Participant agrees, upon request, to execute any further documents or instruments that the Administrator, in its sole discretion, determines to be necessary or desirable to carry out the purposes or intent of this Agreement (including, without limitation, Section 3.5 and Section 5.6).

Section 5.10   - Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.11   - Construction.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Section 5.12   - Conformity to Securities Laws.

Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, without limitation, the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder) and to such rules, regulations and other requirements of any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Restricted Shares are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, this Agreement and the Restricted Shares shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.13   - Amendments.

This Agreement and the Plan may be wholly or partially amended or otherwise modified at any time and from time to time by either the Company or the Administrator without the consent of Participant, provided that such amendment shall not impair any rights of Participant under this Agreement without his or her written consent unless the Administrator determines, in its sole discretion, that such amendment is necessary (a) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with the Plan or any other provision herein or (b) to correct, supplement or modify any provision herein to eliminate, mitigate or reflect the effect of any change in Generally Accepted Accounting Principles that occurs after the Grant Date.